This Preferred Security is a Global Certificate within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Declaration and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

                  Unless this Preferred Security Certificate is presented by an authorized representative of the Depository to the Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number                            Number of Preferred Securities
         1                                             300,000

                                              CUSIP NO.  20846J AA 2


Certificate Evidencing Preferred Securities of
CONSECO FINANCING TRUST III

8.796% Capital Securities
(liquidation amount $1,000 per Security)

         CONSECO FINANCING TRUST III, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust designated the 8.796% Capital Securities (liquidation amount $1,000 per Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of March 26, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Capital Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Capital Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Capital Securities Guarantee and the

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



Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

         Upon  receipt  of  this  certificate,   the  Holder  is  bound  by  the
Declaration and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Debentures.

         IN WITNESS WHEREOF, the Trust has executed this certificate this 1st day of April 1, 1997.


                                  CONSECO FINANCING TRUST III



                                  By: /s/ROLLIN M. DICK
                                     --------------------------------
                                  Name: Rollin M. Dick
                                  Title:  Regular Trustee


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



                  Distributions payable on each Capital Security will be fixed at a rate per annum of 8.796% (the "Coupon Rate") of the stated liquidation amount of $1,000 per Capital Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one semi-annual period will bear interest thereon compounded semi-annually at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full semi-annual Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full semi-annual Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

                  Except as otherwise described below, Distributions on the Capital Securities will be cumulative, will accrue from the date of original issuance and will be payable semi-annually in arrears, on April 1 and October 1 of each year, commencing on October 1, 1997, which payment dates shall correspond to the interest payment dates on the Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period from time to time on the Debentures for a period not exceeding 10 consecutive semi-annual periods (each an "Extension Period") and, as a consequence of such deferral, Distributions will also be deferred. Despite such deferral, semi-annual Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded semi-annually during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual periods. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

                  The Capital Securities shall be redeemable as provided in the Declaration.



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


                                   ASSIGNMENT
                                   ----------

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security Certificate to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Insert assignee's social security or tax identification number)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints

________________________________________________________________________________

________________________________________________________________________________

___________________________________________   agent  to  transfer  this  Capital
Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: __________________

Signature: _____________________________
(Sign exactly as your name appears on the other side of this Capital Security Certificate)









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